UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 18, 2016 (May 13, 2016)

AMERICAN POWER GROUP CORPORATION
(Exact name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-13776	71-0724248
(Commission File Number)	(I.R.S. Employer Identification Number)

7 Kimball Lane, Building A
Lynnfield, MA 01940

(Address of Principal Executive Offices, including Zip Code)

(781) 224-2411
(Registrant's Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 16, 2016, American Power Group Corporation, a Delaware corporation (the “Company”), amended its Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 200,000,000 to 350,000,000.

Item 5.07.     Submission of Matters to a Vote of Security Holders

On May 13, 2016, the Company held its 2016 Annual Meeting of Stockholders, at which (i) four members of the Board of Directors were reelected, (ii) the Company’s stockholders approved an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 200,000,000 to 350,000,000, (iii) the Company’s stockholders approved the adoption of the Company’s 2016 Stock Option Plan, (iv) the Company’s stockholders approved, on a nonbinding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the Annual Meeting (the “say-on-pay” vote), and (v) the Company’s stockholders ratified the selection of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as the Company’s independent auditors for the fiscal year ending September 30, 2016. The final voting results of each of these matters were as follows:

1.	Election of Directors

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Lyle Jensen*	21,636,097	535,776	26,849,279
Charles Mc Dermott*	21,988,125	183,748	26,849,279
Neil Braverman*	21,223,408	948,465	26,849,279
Matthew Van Steenwyk**	82,190,731	3,278,647	26,849,279
______________________

*	Elected by the holders of the Common Stock, voting as a separate class.

**
Elected by the holders of the Common Stock, 10% Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock, Series D-2 Convertible Preferred Stock and Series D-3 Convertible Preferred Stock, voting together as a single class.

2.     Amendment of the Restated Certificate of Incorporation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
44,025,042*	3,411,783	645,922	938,045
104,235,928**	3,411,783	3,732,901	938,045
______________________

*	Votes of the holders of the Common Stock, voting as a separate class.

**
Vote of the holders of the Common Stock, 10% Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock, Series D-2 Convertible Preferred Stock and Series D-3 Convertible Preferred Stock, voting together as a single class.

3.	Approval of the Adoption of the 2016 Stock Option Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,000,000*	0	0	0
81,190,913**	937,998	3,340,467	26,849,279
______________________

*	Votes of the holders of the Series D Convertible Preferred Stock, voting as a separate class.

**
Vote of the holders of the Common Stock, 10% Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock, Series D-2 Convertible Preferred Stock and Series D-3 Convertible Preferred Stock, voting together as a single class.

4.	Advisory vote on the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
81,660,493*	657,186	3,150,699	22,883,127
______________________

*
Vote of the holders of the Common Stock, 10% Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock, Series D-2 Convertible Preferred Stock and Series D-3 Convertible Preferred Stock, voting together as a single class.

5.	Ratification of the appointment of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as independent auditors for fiscal year ending September 30, 2016:

Votes For	Votes Against	Abstentions	Broker Non-Votes
107,900,072*	1,055,874	3,362,711	0
______________________

*
Vote of the holders of the Common Stock, 10% Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock, Series D-2 Convertible Preferred Stock and Series D-3 Convertible Preferred Stock, voting together as a single class.

Item 7.01.     Regulation FD Disclosure

On May 13, 2016, the Company’s Chief Executive Officer, Lyle Jensen, delivered a PowerPoint summary of accomplishments and informational items to stockholders at the Annual Meeting. The PowerPoint presentation is available at www.americanpowergroupinc.com.

On May 16, 2016, the Company issued a press release announcing results for the quarter ended March 31, 2016. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

On May 16, 2016, the Company held a telephonic conference call to provide an update on the Company to investors. A copy of the transcript of the conference call is attached hereto as Exhibit 99.2 and is incorporated by this reference.

The PowerPoint summary, the press release, the conference call transcript and the information in Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.     Description

3.1	Certificate of Amendment to the Restated Certificate of Incorporation of American Power Group Corporation, filed with the Secretary of State of the State of Delaware on May 16, 2016.

99.1	Press Release of American Power Group Corporation, dated May 16, 2016.

99.2	Transcript of American Power Group Corporation Update Conference Call, held May 16, 2016 at 9:00 AM CST.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN POWER GROUP CORPORATION

By: /s/ Charles E. Coppa
Charles E. Coppa
Chief Financial Officer

Date: May 18, 2016